Exhibit 99.2

EXECUTION COPY
PUT/CALL AGREEMENT

This Put/Call Agreement (this "Put/Call Agreement"), dated as of January 16, 2015, between Partner Reinsurance Company Ltd. (the "Company") and Citibank, N.A. ("Citi").

SECTION I.           DEFINITIONS

For purposes of this Put/Call Agreement, unless the context clearly indicates otherwise, the words and terms defined in this Section I have the respective meanings given to them herein:

"Act of Bankruptcy" means the Company or Citi or the Issuer, as applicable, (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

"Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

"Call Exercise Date" means the Business Day set forth as the Call Exercise Date in a Call Exercise Notice delivered by the Company to Citi in accordance with Section 3.1.

"Call Exercise Notice" means a notice from the Company to Citi stating that the Company is exercising its right hereunder to cause Cit to sell the Fund Securities to the Company for purchase on the Call Exercise Date set forth in such notice.

"Call Exercise Price" means an amount equal to $60,475,000, plus all accumulated but unpaid dividends on the Fund Securities (whether or not earned or declared) to, but excluding, the Call Exercise Date.

"Call Option Date" means April 1, 2015.

"Change in Law" means that, on or after the date of this Put/Call Agreement, (1) due to the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (2) due to the promulgation of or any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), either party determines in good faith that (A) it has become illegal for such party to hold, acquire or dispose of the Fund Securities or (B) such party will incur a materially increased cost in performing its obligations under this Put/Call Agreement (including, without limitation, due to any increase in tax liability, decrease in tax benefit or other adverse effect on its tax position).

"Clearance System " means The Depository Trust Company.

"Event of Default" has the meaning specified in Section 5.1.

"Event of Nationalization " means that the Fund Securities or all or substantially all the assets of the Issuer are nationalized, expropriated or otherwise required to be transferred to any governmental agency, authority, entity or instrumentality thereof.

"Event of Taxability" means, with respect to the Fund Securities, the entry of any decree or judgment by a court of competent jurisdiction, or the taking of any official action by the Internal Revenue Service or other applicable regulatory body, which decree, judgment or action shall be final under applicable procedural law, that the Fund Securities do not qualify as equity of the Issuer for United States federal income tax purposes and, therefore, all dividends on the Fund Securities are includable in the gross income of the recipients thereof for United States federal income tax purposes.

"Exercise Date" means a Put Exercise Date or Call Exercise Date, as applicable.

"Exercise Price" means the Put Exercise Price or Call Exercise Price, as applicable.

"Fee Amount" means $604,750.

"Fee Payment Date"means January 20, 2015.

"Fund Securities" means 2,419 shares of the Floating Rate Municipal Term Preferred Shares, Series 2015 issued by the Issuer.

"Issuer" means the Deutsche Strategic Municipal Income Trust, a Massachusetts business trust.

"Option Exercise Period" means the period from and including January 21, 2015 to and including March 31, 2015.

"Option Termination Date" means the date on which Citi delivers a Put Exercise Notice during the Option Exercise Period or, if Citi does not so deliver a Put Exercise Notice, the close of business (5:00 p.m., New York City time) on the Call Option Date.

"Permitted Designee" means (1) PartnerRe Capital Investments Corp and (2) any other wholly owned, direct or indirect, subsidiary of the Company approved in writing by Citi, such approval not to be unreasonably withheld or delayed.

"Potential Event of Default' means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Put Exercise Date" means the Business Day set forth as the Put Exercise Date in a Put Exercise Notice delivered by Citi to the Company in accordance with Section 2.1.

"Put Exercise Notice" means a notice from Citi to the Company stating that Citi is exercising its right hereunder to tender the Fund Securities to the Company for purchase on the Put Exercise Date set forth in such notice.

"Put Exercise Price" means an amount equal to $60,475,000, plus all accumulated but unpaid dividends on the Fund Securities (whether or not earned or declared) to, but excluding, the Put Exercise Date.

"Regulatory Action" means, (1) the cancellation, suspension or revocation of the Issuer's registration as a registered investment company under the Investment Company Act of 1940, as amended; (2) any change in the legal, tax, accounting, or regulatory treatments of the Issuer that is reasonably likely to have a material adverse impact on the value of the Fund Interest, as determined in good faith by the Company; or (3) the Issuer becoming subject to any investigation, proceeding or litigation by any relevant governmental, legal or regulatory authority involving the alleged violation of applicable law for any activities relating to or resulting from the operation of the Issuer, which investigation, proceeding or litigation, if adversely determined, is reasonably likely to have a material adverse impact on the value of the Fund Interest, as determined in good faith by the Company.

"Settlement Disruption Event" means an event beyond the control of the parties as a result of which the Clearance System cannot clear the transfer of the Fund Securities.

"Transferee Certificate" means a transferee certificate in the form attached hereto as Exhibit A relating to the transfer to the Company of the Fund Securities to be purchased pursuant hereto.

SECTION II.          PUT OPTION

Section 2.1       Put Option; Payment of Put Exercise Price; Transferee Certificate.

(a)     In consideration of the Fee Amount paid hereunder, Citi may, at its option, on any day during the Option Exercise Period deliver a Put Exercise Notice to the Company stating that Citi intends to deliver the Fund Securities to the Company for purchase hereunder on the Put Exercise Date. This shall be a one-time option to cause the Company to purchase all (but not less than all) of the Fund Securities. Following the delivery of a Put Exercise Notice, Citi shall have the right on the Put Exercise Date set forth in such Put Exercise Notice to tender the Fund Securities to the Company for purchase on such Put Exercise Date, and the Company agrees to purchase the Fund Securities on such Put Exercise Date, at the Put Exercise Price therefor.

(b)     On the Put Exercise Date, the Company shall (i) pay, in immediately available funds, the Put Exercise Price to Citi and (ii) deliver to the Issuer and Citi a properly completed and executed copy of the Transferee Certificate and, concurrently with the payment of the Put Exercise Price and delivery of the Transferee Certificate, Citi shall deliver the Fund Securities to the Company. All payments and deliveries made pursuant to this Section 2.1 shall be made on a delivery versus payment basis and shall be made pursuant to the delivery and payment instructions set forth in Section 8.1 hereof.

(c)      If a Put Exercise Notice is delivered on or prior to 12:00 noon, New York City time, on a Business Day, then the Put Exercise Date may be any Business Day not less than two Business Days or greater than five Business Days after the date the Put Exercise Notice is delivered. If a Put Exercise Notice is delivered after 12:00 noon, New York City time, on a Business Day, then the Put Exercise Date may be any Business Day not less than three Business Days or greater than six Business Days after the date the Put Exercise Notice is delivered.

Section 2.2       Payment of Fee Amount by Citi. Citi shall pay to the Company the Fee Amount on the Fee Payment Date.

Section 2.3      Conditions to the Company's Obligations. The obligation of the Company to purchase the Fund Securities on the Put Exercise Date is subject to the satisfaction or waiver (if permitted by applicable law) of each of the following conditions:

(a)      a Change in Law shall not have occurred and be continuing with respect to the Company;

(b)       an Act of Bankruptcy shall not have occurred with respect to the Issuer;

(c)       an Event of Taxability shall not have occurred;

(d)       an Event of Nationalization shall not have occurred; and

(e)      no Regulatory Action shall have occurred and be continuing.

SECTION III.         CALL OPTION

Section 3.1      Call Option: Payment of Call Exercise Price: Transferee Certificate.

(a)     If Citi has not delivered a Put Exercise Notice during the Option Exercise Period, the Company may, at its option, on the Call Option Date deliver a Call Exercise Notice to Citi stating that the Company is exercising its right hereunder to cause Citi to sell the Fund Securities to the Company for purchase on the Call Exercise Date. This shall be a one-time option to cause Citi to sell to the Company all (but not less than all) of the Fund Securities. Following the delivery of a Call Exercise Notice, the Company shall have the right on the Call Exercise Date set forth in such Call Exercise Notice to cause Citi to sell, and Citi agrees to sell, the Fund Securities to the Company for purchase on such Call Exercise Date, and the Company agrees to purchase such Fund Securities on such Call Exercise Date, at the Call Exercise Price therefor.

(b)       On the Call Exercise Date, the Company shall (i) pay, in immediately available funds, the Call Exercise Price to Citi and (ii) deliver to the Issuer and Citi a properly completed and executed copy of the Transferee Certificate and, concurrently with the payment of the Call Exercise Price and delivery of the Transferee Certificate, Citi shall deliver the Fund Securities to the Company. All payments and deliveries made pursuant to this Section 3.1 shall be made on a delivery versus payment basis and shall be made pursuant to the delivery and payment instructions set forth in Section 8.1 hereof.

(c)        If a Call Exercise Notice is delivered on or prior to 12:00 noon, New York City time, on the Call Option Date, then the Call Exercise Date may be any Business Day not less than two Business Days or greater than five Business Days after the Call Option Date. If a Call Exercise Notice is delivered after 12:00 noon, New York City time, on the Call Option Date, then the Call Exercise Date may be any Business Day not less than three Business Days or greater than six Business Days after the Call Option Date.

SECTION IV.            SETTLEMENT DISRUPTION EVENT.

Section 4.1       Delivery and Payment Upon Settlement Disruption Event If there is a Settlement Disruption Event that prevents settlement on a day that but for the occurrence of that Settlement Disruption Event would have been an Exercise Date, then the Exercise Date will be the first succeeding day on which settlement can take place through the Clearance System, unless a Settlement Disruption Event prevents settlement on each day that the Clearance System is (or, but for the Settlement Disruption Event, would have been) open for business during the period ending eight calendar days after the original date that, but for the Settlement Disruption Event, would have been the Exercise Date; if the Exercise Date does not occur during such eight calendar day period, Citi may deliver the Fund Securities in a commercially reasonable manner outside the Clearance System on a delivery versus payment basis as soon as it is practicable to do so, in its reasonable discretion and subject to the terms of the Fund Securities (and the date of such delivery shall be the Exercise Date), and the Company agrees to pay the Put Exercise Price or Call Exercise Price, as applicable, upon such delivery.

SECTION V.              REPRESENTATIONS AND WARRANTIES

Section 5.1       Representations and Warranties of Each Party. Each party hereto represents and warrants to the other party hereto that:

(a)      this Put/Call Agreement has been duly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery hereof by the other party hereto, constitutes a legal, valid and binding obligation of it enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

(b)       its execution and delivery of this Put/Call Agreement and its performance of its obligations hereunder do not and will not conflict with or constitute or result in a default under, a breach or violation of, or the creation of any lien or encumbrance on any of its property under its charter or by-laws, or any other agreement, instrument, judgment, injunction or order applicable to it or any of its property;

(c)     there is no proceeding pending or threatened against it at law or in equity, or before any governmental instrumentality or in any arbitration, which would materially impair its ability to perform its obligations under this Put/Call Agreement, and there is no such proceeding pending against it which purports or is likely to affect the legality, validity or enforceability of this Put/Call Agreement;

(d)      all consents, authorizations and approvals requisite for its execution, delivery and performance of this Put/Call Agreement have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required for such execution, delivery or performance, and

(e)     in no event shall either party seek to hold liable any officer, director, employee, agent, advisor, consultant, accountant or attorney, committee member or advisory board member of the other party liable for such other party's performance.

Section 5.2      Additional Representation and Agreement of Citi. Citi represents and warrants and agrees that it has good title to the Fund Securities and that, on any date on which it delivers the Fund Securities to the Company pursuant hereto, it will convey good title to the Fund Securities so delivered free from any lien, charge, adverse claim or other encumbrance (other than any of the foregoing routinely imposed on all securities by the Clearance System).

SECTION VI.        COVENANTS

Section 6.1      Covenants. Each party covenants to the other as follows:

(a)    to maintain in full force and effect all authorizations of and exemptions, consents, licenses, actions or approvals by, and all filings with or notices to, any governmental or other authority that are required to be obtained or made by such party in order to carry out its obligations with respect to this Put/Call Agreement and to use all reasonable efforts to obtain or make any that may become necessary in the future;

(b)    to comply in all material respects with all applicable laws, rules, regulations and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Put/Call Agreement;

(c)        to give the other party hereto prompt notice of (1) any legal proceedings pending or threatened against such party that, if adversely determined, might reasonably be expected to (i) impair its ability to perform its obligations under this Put/Call Agreement or (ii) affect the legality, validity or enforceability of this Put/Call Agreement and (2) the occurrence of a Potential Event of Default or an Event of Default by such party; and

(d)     to execute and deliver such additional documents, certificates and instruments, and perform such additional acts, as may be reasonably requested and necessary or appropriate to carry out all of the provisions of this Put/Call Agreement and to give full effect to and to consummate the transactions contemplated by this Put/Call Agreement, including for purposes of complying with the requirements for transferring the Fund Securities in accordance with the Issuer's transaction documents governing such transfer.

SECTION VII.       DEFAULTS; TERMINATION

Section 7.1      Events of Default by Company. The occurrence of any of the following events shall constitute an Event of Default by the Company hereunder:

(a)       the Company shall fail to pay the relevant Exercise Price and deliver the Transferee Certificate on the relevant Exercise Date;

(b)     any material breach by the Company of any of the representations, covenants and agreements made by the Company in this Put/Call Agreement if not cured within five Business Days of receipt of notice of such breach;

(c)      the occurrence of an Act of Bankruptcy with respect to the Company; or

(d)       a Change in Law occurs with respect to the Company under clause (A) of the definition of such term.

Section 7.2       Remedies Upon Event of Default by the Company. Upon the occurrence of an Event of Default by the Company, Citi shall have the right to (a) sell the Fund Securities, in which case the Company shall be obligated to pay the difference between the proceeds received upon such sale and the relevant Exercise Price calculated as of the date of such sale, (b) terminate this Put/Call Agreement, and (c) demand immediate repayment of the Fee Amount from the Company and otherwise pursue any and all remedies available at law or equity. Where Citi elects to exercise its right under clause (a) above, Citi agrees that any sale of the Fund Securities shall be made in an arm's-length transaction to an unaffiliated purchaser and that Citi will use commercially reasonable, good faith efforts to maximize the proceeds obtained in such sale up to an amount equal to the Exercise Price.

Section 7.3       Events of Default by Citi. The occurrence of any of the following events shall constitute an Event of Default by Citi hereunder:

(a)        Citi shall fail to pay the Fee Amount when due hereunder;

(b)        subject to Section 4.1, Citi shall fail to deliver the Fund Securities to the Company in accordance with Section 2.1 or 3.1, as applicable;

(c)      any material breach by Citi of any of the representations, covenants and agreements made by Citi in this Put/Call Agreement if not cured within five Business Days of receipt of notice of such breach;

(c)     the occurrence of an Act of Bankruptcy with respect to Citi; or

(d)    a Change of Law occurs with respect to Citi under clause (A) of the definition of such term.

Section 7.4      Remedies Upon Event of Default by Citi. Upon the occurrence of an Event of Default by Citi, the Company shall have the right to terminate this Put/Call Agreement and to pursue any other remedies available at law or equity.

Section 7.5      Remedies Cumulative, No Waivers, Etc.

The rights, remedies and benefits of the parties hereto are cumulative and not exclusive of any other rights, remedies or benefits which a party may have hereunder or at law, in equity, by statute or otherwise. No delay on the part of a party in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right.

SECTION VIII.      MISCELLANEOUS

Section 8.1       Notices; Payment Instructions. All notices, demands or other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by certified or registered mail, postage prepaid, return receipt requested, or overnight delivery service, or (other than in the case of Citi) telecopy to the party to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties. All payments to be made hereunder shall be made by wire transfer to the party to whom they are directed pursuant to the wiring instructions as set below, or pursuant to such other wiring instructions as may be designated by notice from such party to all other parties.

To the Company:
c/o PartnerRe Principal Finance Inc.
One Greenwich Plaza
Greenwich, CT 06830
Attn: Neil Glosman
Phone: 203-485-8443
E-mail: Neil.Glosman@partnerre.com

With a copy to:

PartnerRe Principal Finance Inc.
One Greenwich Plaza
Greenwich, CT 06830
Attn: TK Khan
Phone: 203-485-8170
E-mail: tk.khan@partnerre.com

Wiring Instructions:
JPMorgan Chase Bank
ABA No: 021000021
Account No: 9009000168
Account Name: North American Insurance
F/F/C: G10909
Account Name: PARTNER REINSURANCE CO LTD – CIO
PORTFOLIO

Contacts:	Maritza Ramirez - 203-485-8235
(Maritza.ramirez@partnerre.com);

Christopher Byalick - 203-485-4490
(Christopher.Byalick@partnerre.com); or

PRAM Operations - 203-485-8420
(pram.operations@partnerre.com)

To Citi:

390 Greenwich Street
New York, New York 10013
Attention:	Municipal Securities Division - Capital Solutions Group
Telephone	Number: 212-723-7124
Email:	msdcititob@citi.com, wade.h.holland@citi.com and jessica.emery@citi.com

Wiring Instructions:

Bank: Citibank N.A.
ABA Number:	021000089
Account:	36855684
Reference:              [ADD CUSIP OF FUND SECURITIES]
Contacts:	Cody Schaefer +1 (716) 730-7584; Tyler Tucker+1 (716) 730-7585

Any notice, demand or other communication given in a manner prescribed in this Section 8.1 shall be deemed given (i) if given by facsimile (other than to Citi), when such facsimile is received at the facsimile number specified pursuant to this Section 6.1 and the party giving notice shall have used its best efforts to orally confirm receipt of such transmission with the party receiving such notice, (ii) except for a Put Exercise Notice or Call Exercise Notice, if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, including email, overnight express delivery or hand delivery, when delivered at the address (or, in the case of email, each address) specified pursuant to this Section 8.1.

Section 8.2      Binding Effect; Transfer. This Put/Call Agreement shall be binding upon the Company and Citi and upon their respective permitted successors and transferees. Neither party may transfer its rights and obligations under this Put/Call Agreement without the consent of the other party; provided however, that Citi may transfer this Put/Call Agreement to an affiliate of Citi without the prior written consent of the Company and the Company may perform its obligations and exercise its rights under Sections II and III of this Put/Call Agreement through a Permitted Designee. Notwithstanding the Company's designation of a Permitted Designee, the Company shall remain liable for the performance of its and its designee's obligations hereunder.

Section 8.3     Limitation. Nothing expressed or implied herein is intended or shall be construed to confer upon any person or entity other than the parties hereto, any right, remedy or claim by reason of this Put/Call Agreement or any term hereof, and all terms contained herein shall be for the sole and exclusive benefit of the parties hereto, and their successors and permitted transferees.

Section 8.4     Governing Law; Consent to Jurisdiction. This Put/Call Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles that would result in the application of the law of a different jurisdiction. The parties hereto hereby submit to the non-exclusive jurisdiction of the federal and New York State courts located in the City of New York in connection with any dispute related to this Put/Call Agreement or any matters contemplated hereby.

Section 8.5     Termination. Unless earlier terminated pursuant to Section 7.2 or 7.4 hereof, this Put/Call Agreement shall terminate on the later of the Option Termination Date and the date on which the parties have performed all of their respective obligations hereunder.

Section 8.6     Counterparts. This Put/Call Agreement may be executed in one or more counterparts and when each party hereto has executed at least one counterpart this Put/Call

Agreement shall become binding on all parties and such counterparts shall be deemed to be one and the same document.

Section 8.7    Severability. If one or more provisions of this Put/Call Agreement or the applicability of any such provisions to any set of circumstances shall be determined to be invalid or ineffective for any reason, such determination shall not affect the validity and enforceability of the remaining provisions or the applicability of the same provisions or any of the remaining provisions to other circumstances.

Section 8.8      Amendments, Changes and Modifications. This Put/Call Agreement may be amended or any of its terms modified or waived only by a written document authorized, executed and delivered by each of the parties hereto.

Section 8.9      Waiver of Jury Trial. To the fullest extent permitted by law, the parties hereto waive any and all right to a trial by jury with respect to any disputes arising under this Put/Call Agreement.

Section 8.10    No Reliance. Each party represents that (i) it is entering into this Put/Call Agreement as principal (and not as agent or in any other capacity); (ii) the other party is not acting as a fiduciary for it; (iii) it is not relying upon any representations except those expressly set forth herein; (iv) it has consulted with its own legal, regulatory, tax, business, financial and accounting advisors to the extent that it deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon the advice from such advisors as it has deemed necessary and not upon any view expressed by the other party; and (v) it is entering into this Put/Call Agreement with the full understanding of the terms, conditions and risks thereof and it is capable of and willing to assume those risks.

Section 8.11   Obligations Absolute; No Discharge. Except as expressly provided herein, the obligations hereunder of the parties hereto are absolute and unconditional, and shall be paid and performed without set-off or diminution, under any and all circumstances whatsoever, including without limitation: the invalidity or unenforceability of any of the Fund Securities; the bankruptcy, insolvency or default of any person or entity; frustration of purpose; or any other circumstances or condition of any kind or description.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Company and Citijiave caused this Put/Call Agreement to be executed by their respective duly authorized officers, ali as of the date and year first above written.

PARTNER REINSURANCE COMPANY LTD.

By:	/s/ Gemma Carreiro
Name: Gemma Carreiro
Title: Assistant secretary

CITIBANK, N.A.

By:
Name:
Title:

Signature Page For Put/Call Agreement (KSM)

IN WITNESS WHEREOF, the Company and Citijiave caused this Put/Call Agreement to be executed by their respective duly authorized officers, all as of the date and year first above written.

PARTNER REINSURANCE COMPANY LTD.

By:
Name:
Title:

CITIBANK, N.A.

By:	/s/ Dan Wisniewski
Name: Dan Wisniewski
Title: Vice President

Signature Page For Put/Call Agreement (KSM)

EXHIBIT A

TRANSFEREE CERTIFICATE

Deutsche Strategic Municipal Income Trust [Address]

Attention:
Citibank, N.A.

[Address]

Ladies and Gentlemen:

Reference is hereby made to the Purchase Agreement (the "Purchase Agreement"), dated as of September 26, 2012 and as amended from time to time, between Deutsche Strategic Municipal Income Trust (f/k/a DWS Strategic Municipal Income Trust), a Massachusetts business trust (the "Fund"), and Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, including its successors by merger or operation (the "Transferor"). Capitalized terms used but not defined herein shall have the meanings given them in the Purchase Agreement.

In connection with the proposed sale by the Transferor of MTPS Shares (the "Transferred MTPS Shares") to the undersigned transferee (the "Transferee"), the undersigned agrees and acknowledges, on its own behalf, and makes the representations and warranties, on its own behalf, as set forth in this certificate (this "Transferee Certificate") to the Fund and the Transferor:

1.        The Transferee certifies to one of the following (check a box):

☐it is a "qualified institutional buyer" (a "QIB") (as defined in Rule 144A under the Securities Act or any successor provision) ("Rule 144A") to which the proposed offer and sale is being made pursuant to Rule 144A or another available exemption from registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), in a manner not involving any public offering within the meaning of Section 4(2) of the Securities Act:

☐it is a tender option bond trust in which all investors are QIBs or

☐is a person which the Fund has consented in writing to permit to be the holder of the Transferred MTPS Shares.

2.        The Transferee certifies that it (check a box):

☐is not a DWS Person that after such sale and transfer, would own more than 20% of the Outstanding MTPS Shares; or

☐has received the prior written consent of the Fund and the holder(s) of more than 50% of the outstanding MTPS Shares.

3.           The Transferee understands and acknowledges that the Transferred MTPS Shares are "restricted securities" and have not been registered under the Securities Act or any other applicable securities law, are being offered for sale pursuant to Rule 144A of the Securities Act or another available exemption from registration under the Securities Act, in a manner not involving any public offering with the meaning of Section 4(2) of the Securities Act, and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in this Transferee Certificate.

4.          The Transferee is purchasing the Transferred MTPS Shares for its own account for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property be at all times within its or their control and subject to its or their ability to resell such securities pursuant to Rule 144A or any exemption from registration available under the Securities Act.

5.           The Transferee agrees on its own behalf, and on behalf of each subsequent holder or owner of the Transferred MTPS Shares that by its acceptance thereof will agree, to offer, sell or otherwise transfer the Transferred MTPS Shares only to (I) Persons it reasonably believes are (1)(i) QIBs pursuant to Rule 144A or another available exemption from registration under the Securities Act in a manner not involving any public offering within the meaning of Section 4(2) of the Securities Act or (ii) tender option bond trusts in which all investors are QIBS, and (2)(i) not a DWS Person unless the prior written consent of the Fund and the holder(s) of more than 50% of the outstanding MTPS Shares has been obtained or (ii) a DWS Person only if, after such sale and transfer, such DWS Person would not own more than 20% of the Outstanding MTPS Shares or (II) other Persons with the prior written consent of the Fund.

6.         The Transferee acknowledges that the MTPS Shares were issued in book-entry form and are represented by one global certificate and that the global certificate representing the MTPS Shares (unless sold to the public in an underwritten offering of the MTPS Shares pursuant to a registration statement filed under the Securities Act) contains a legend substantially to the following effect:

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). OR ANY STATE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAYBE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY TO (I) A PERSON THAT THE HOLDER REASONABLY BELIEVES IS (1)(A) A "QUALIFIED INSTITUTIONAL BUYER" IN AN OFFER AND SALE MADE PURSUANT TO RULE 144A OR ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IN A MANNER NOT INVOLVING ANY PUBLIC OFFERING WITHIN THE MEANING OF SECTION 4(2) OF THE SECURITIES ACT, OR (B) A TENDER OPTION BOND TRUST IN WHICH ALL INVESTORS ARE QUALIFIED INSTITUTIONAL BUYERS; AND (2) NOT A DWS PERSON (AS DEFINED IN THE PURCHASE AGREEMENT, DATED SEPTEMBER 26, 2012, BETWEEN THE ISSUER OF THE SECURITY AND CITIBANK N.A.) UNLESS THE PRIOR WRITTEN CONSENT OF THE ISSUER OF THE SECURITY AND HOLDERS OF MORE THAN 50% OF THE OUTSTANDING MTPS SHARES HAS BEEN OBTAINED OR (B) A DWS PERSON ONLY IF AFTER SUCH SALE AND TRANSFER, SUCH DWS PERSON WOULD NOT OWN MORE THAN 20% OF THE OUTSTANDING MTPS SHARES OR (II) OTHER PERSONS WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

7.          The Transferee has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Transferred MTPS Shares, and has so evaluated the merits and risks of such investment. The Transferee is able to bear the economic risk of an investment in the Transferred MTPS Shares and, at the present time, is able to afford a complete loss of such investment.

8.          The Transferee is not purchasing the Transferred MTPS Shares as a result of any advertisement, article, notice or other communication regarding the Transferred MTPS Shares published in, nor was it offered the Transferred MTPS Shares by, any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to its knowledge, any other general solicitation or general advertisement.

9.          Other than consummating the purchase of the Transferred MTPS Shares, the Transferee has not directly or indirectly, nor has any person acting on behalf of or pursuant, to any understanding with the Transferee, executed any other purchases of securities of the Fund which may be integrated with the proposed purchase of the Transferred MTPS Shares by the Transferee.

10.        The Transferee acknowledges that it has received a copy of the Purchase Agreement and the Exhibits thereto and agrees to abide by any obligations therein binding on a transferee of the MTPS Shares and the confidentiality obligations therein with respect to information relating to the Fund as if it were the Transferor.

11.       The Transferee acknowledges that it has received a copy of the Registration Rights Agreement and agrees to abide by any obligations therein binding on a transferee of the MTPS Shares.

12.        The Transferee acknowledges that it has been given the opportunity to obtain from the Fund the information referred to in Rule 144A(d)(4) under the Securities Act, and has either declined such opportunity or has received such information and has had access to and has reviewed all information, documents and records that it has deemed necessary in order to make an informed investment decision with respect to an investment in the Transferred MTPS Shares and that the Transferee understands the risk and other considerations relating to such investment.

13.       The Transferee acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision relating to the Transferred MTPS Shares. The Transferee understands that any materials presented to the Transferee in connection with the purchase and sale of the Transferred MTPS Shares does not constitute legal, tax or investment advice from the Fund. The Transferee has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the purchase of the Transferred MTPS Shares.

14.       The Transferee acknowledges that each of Transferor and the Fund and their respective affiliates and others will rely on the acknowledgments, representations and warranties contained in this Transferee's Certificate as a basis for exemption of the sale of the Transferred MTPS Shares under the Securities Act, under the securities laws of all applicable states, and for other purposes. The Transferee agrees to promptly notify the Fund and the Transferor if any of the acknowledgments, representations or warranties set forth herein are no longer accurate.

15.       This Transferee's Certificate shall be governed by and construed in accordance with the laws of the State of New York.

16.  The Transferee agrees to provide, together with this completed and signed Transferee's Certificate, a completed and signed IRS Form VV-9. Form W-8 or successor form, as applicable.

[The next page is the signature page.]

The undersigned has provided a completed and signed IRS Form W-9, Form W-8 or successor form, as applicable, and has caused this Transferee's Certificate to be executed by its duly authorized representative as of the date set forth below.

Date:	Name of Transferee (use exact name in which Transferred MTPS Shares are to be registered):

Authorized Signature

Print Name and Title

Address of Transferee for Registration of Transferred MTPS Shares:

Transferee's taxpayer identification number: